Exhibit 10.44

Wheeler Real Estate Investment Trust, Inc. Riversedge North 2529 Virginia Beach Boulevard Virginia Beach, VA 23452

July 8, 2021

TO:	Magnetar Structured Credit Fund, LP Magnetar Longhorn Fund LP Magnetar Lake Credit Fund LLC Purpose Alternative Credit Fund – F LLC Purpose Alternative Credit Fund – T LLC AY2 Capital LLC

Re:	Rights Offering - Backstop Commitment

Ladies and Gentlemen:

Reference is made to: (i) the Registration Rights Agreement, dated as of March 12, 2021 (the “RRA”), among Wheeler Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”) and the holders from time to time of the Magnetar/AY2 Warrants (“Investors”); (ii) the Registration Statement on Form S-11, filed with the Securities and Exchange Commission on July 8, 2021 (the “Form S-11”); (iii) the rights offering notice sent to each of the Backstop Parties (as defined below) on June 2, 2021 (the “Rights Offering Notice”); and (iv) the election notice to backstop the Rights Offering (as defined below) that the Backstop Parties sent to the Company on June 16, 2021 whereby the Backstop Parties exercised their Backstop Right (as defined below) in respect of the Rights Offering (as defined below). Terms used but not defined herein shall have the meaning ascribed to them in the RRA and Form S-11, as applicable.

The Company delivered the Rights Offering Notice to Magnetar Structured Credit Fund, LP, Magnetar Longhorn Fund LP, Magnetar Lake Credit Fund LLC, Purpose Alternative Credit Fund – F LLC, Purpose Alternative Credit Fund – T LLC and AY2 Capital LLC (collectively, the “Backstop Parties” and each individually, a “Backstop Party”) on June 2, 2021, indicating the Company’s intention to conduct a rights offering (the “Rights Offering”) by issuing to holders of its common stock (“Common Shareholders”) at 5:00 p.m., New York City time, on June 1, 2021 (the “Record Date”) on a pro rata basis non-transferable subscription rights (the “Rights”) to purchase up to $30,000,000 in aggregate principal amount of the Company’s 7.00% Senior Subordinated Convertible Notes due 2031 (the “Notes”), with one (1) Right issuable for every eight (8) shares of common stock owned (the “Basic Subscription Privilege”). The Form S-11 further describes the terms of the Rights Offering, the Rights and the Notes.

If the Rights Offering is not fully subscribed, then Common Shareholders who fully exercise their Basic Subscription Privilege will be eligible to subscribe for an over-subscription privilege, which will allow them to subscribe for an additional principal amount of the Company’s Notes issuable pursuant to Rights that were not exercised by other Common Shareholders (the “Over-Subscription Privilege”). The Notes sold through the Over-Subscription Privilege will be sold at the same subscription price and, if necessary, subject to proration based on relative Common Stock ownership. As indicated in the Form S-11, we intend to apply to list the Notes for trading on the Nasdaq.

The RRA grants the Backstop Parties the right to elect to subscribe for any unsubscribed amount not fully subscribed for by the Common Shareholders or by Waterfall. The Company informed the Backstop Parties on June 24, 2021 that Waterfall determined that it would not subscribe for any such unsubscribed amount.

Each of the Backstop Parties, severally and not jointly, irrevocably commits and agrees as follows:

1. Such Backstop Party irrevocably commits (such commitment a “Backstop Commitment” and collectively with those commitments of the other Backstop Parties, the “Backstop Commitments”) to purchase any and all Notes that remain unsubscribed by the Common Shareholders (after any exercises of the Over-Subscription Privilege) upon the expiration of the offer period for the Rights Offering (the “Offer Period”) in an aggregate principal amount for such Backstop Party equal to (a) its Notes Commitment Percentage as set forth on Schedule 1 hereto multiplied by (b) the Unsubscribed Notes Amount (as defined below) (the product of clauses (a) and (b) for such Backstop Party, its “Backstop Commitment Amount”). The term “Unsubscribed Notes Amount” shall mean such principal amount of Notes equal to the excess, if any, of (i) the aggregate principal amount of Notes that may be purchased pursuant to all Rights issued by the Company in connection with the Rights Offering, over (ii) the aggregate principal amount of Notes that are purchased by common shareholders in the Rights Offering.

2. Each of the foregoing Backstop Commitments is subject solely to (a) the receipt by such Backstop Party of written notice from the Company within six (6) Business Days of expiration of the Offer Period but prior to the termination of the Backstop Commitments pursuant to Section 3 below that each Backstop Party must fund its Backstop Commitment and setting forth the amount of the Backstop Commitment to be funded, which, for each Backstop Commitment Party, shall not be in excess of the Backstop Commitment Amount, and (b) the receipt by each Backstop Party of its Notes thereupon purchased. The Company agrees to issue such Notes simultaneously with the receipt by the Company of the proceeds of such funding. Each Backstop Party agrees to fund its Backstop Commitment within eleven (11) calendar days following written notice from the Company that such Backstop Party must so fund under this Letter Agreement.

3. This Letter Agreement, including each Backstop Party’s obligation to fund the Backstop Commitment, terminates upon the earliest to occur of (a) the receipt by the Company of an aggregate of $30,000,000 in proceeds from the sale of Notes to participating Common Shareholders in the Rights Offering (including the Backstop Parties as a result of their purchase of Notes under this Letter Agreement) (b) fifteen (15) Business Days after the expiration of the Offer Period if the Company has not provided the Backstop Parties with the written notice specified in Section (2)(a) prior to such date (provided, however, that such fifteen (15) Business Day period in this clause (b) can be extended in the sole discretion of the Backstop Parties, (c) the date on which the Backstop Parties have provided the Company with cash in the amount of the full amount of the Backstop Commitments on the terms set forth in this Letter Agreement (assuming the Company has simultaneously therewith issued the corresponding Notes to such Backstop Party as required under Section 2 hereof) and (d) September 15, 2021. Upon any such termination of this Letter Agreement, all obligations of the Backstop Parties hereunder will terminate (other than the indemnity and expense reimbursement obligations of the Company set forth herein) and none of the parties hereto shall have any liability under this Letter Agreement whatsoever to any other party, except in regard to the indemnity and expense reimbursement obligations of the Company set forth herein (which shall survive any such termination).

4. The obligation of any Backstop Party to fund its Backstop Commitment may not be assigned to any other person or entity without the prior written consent of the Company; provided, however, that any Backstop Party may assign all or a portion of its obligations hereunder to any other Backstop Party. The Company may not assign or delegate any of its rights or obligations hereunder to any other person or entity without the prior written consent of the Backstop Parties. For the avoidance of doubt however, this Section 4 shall not restrict the ability of the Backstop Parties to transfer any Notes purchased by them hereunder.

5. This Letter Agreement is binding on and solely for the benefit of and enforceable by the Backstop Parties and the Company, and nothing set forth in this Letter Agreement is to be construed to confer upon or give to any other person any benefits, rights or remedies under or by reason of, or any rights to enforce or cause the Company to enforce, the Backstop Commitments or any provisions of this Letter Agreement.

6. Notwithstanding anything to the contrary contained herein, the Company, in accepting the Backstop Commitments hereunder, agrees and acknowledges the liability and obligations of each Backstop Party hereunder shall not exceed its respective Backstop Commitment Amount. Each Backstop Party’s commitment herein to contribute or otherwise fund to the Company its respective Backstop Commitment Amount shall be the sole and exclusive remedy of the Company against such Backstop Party and its Affiliates in respect of this Letter Agreement, and the Company, on behalf of itself and its Affiliates, hereby waives all other rights and remedies it may have against the Backstop Parties and their respective Affiliates, whether sounding in contract or tort, or whether at law or in equity, or otherwise, relating to this Letter Agreement, including, for the avoidance of doubt, any right to seek damages against such Backstop Party in excess of such Backstop Commitment Amount.

7. The Company agrees to indemnify and hold harmless each Backstop Party and each of their Affiliates and their respective officers, directors, employees, agents, advisors and other representatives (each an “Indemnified Party”) from and against (and will reimburse each Indemnified Party as the same are incurred for) any and all claims, damages, losses, liabilities and expenses (including, without limitation, the reasonable fees, disbursements and other charges of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) the Backstop Parties agreeing to backstop the Rights Offering as provided in this Letter Agreement, except to the extent such claim, damage, loss, liability or expense is found in a judgment by a court of competent jurisdiction to have resulted from (i) such Indemnified Party’s gross negligence or willful misconduct or (ii) such Indemnified Party’s material breach of its obligations under this Letter Agreement. In the case of an investigation, litigation or proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Company, its subsidiaries, its equityholders or creditors or an Indemnified Party, whether or not an Indemnified Party is otherwise a party thereto and whether or not any aspect of the Rights Offering is consummated. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort, or otherwise) to the Company or the Company’s subsidiaries or Affiliates or their respective equity holders or creditors arising out of, related to or in connection with any aspect of the Rights Offering, except to the extent of direct, as opposed to special, indirect, consequential or punitive, damages determined in a judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct or material breach of its obligations under this Letter Agreement.

8. This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York, without regard to conflicts of laws principles. Any judicial proceeding brought by or against any party hereto with respect to this Letter Agreement must be brought in any court of competent jurisdiction located in the County and State of New York, United States of America, and, by execution and delivery of this Letter Agreement, each of the parties hereto accepts for itself, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Letter Agreement. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) BROUGHT BY ANY OF THEM AGAINST THE OTHER IN ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LETTER AGREEMENT.

9. This Letter Agreement (together with the Form S-11 and the RRA) constitutes the sole agreement, and supersedes all prior agreements, understandings and statements, written or oral, between the parties hereto with respect to the Backstop Parties’ election to backstop the Rights Offering pursuant to Section 4.1 of the RRA. (For the avoidance of doubt, the Accordion Right is a separate right (in addition to the Backstop Right) that the Investors may later exercise under the RRA.) The terms of this Letter Agreement may not be modified or otherwise amended, or waived, except pursuant to a written agreement signed by all of the parties hereto. This Letter Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

[Rest of Page Left Intentionally Blank]

Very truly yours,

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ M. Andrew Franklin
	Name:	M. Andrew Franklin
	Title:	Interim Chief Executive Officer

[Signature Page to Backstop Commitment Letter]

Acknowledged and agreed as of the date first above written:

MAGNETAR STRUCTURED CREDIT FUND, LP
By Magnetar Financial LLC, its general partner

By:	/s/ Michael Turro
	Name:	Michael Turro
	Title:	Chief Compliance Officer

MAGNETAR LONGHORN FUND LP
By Magnetar Financial LLC, its investment manager

By:	/s/ Michael Turro
	Name:	Michael Turro
	Title:	Chief Compliance Officer

MAGNETAR LAKE CREDIT FUND LLC
By Magnetar Financial LLC, its manager

By:	/s/ Michael Turro
	Name:	Michael Turro
	Title:	Chief Compliance Officer

PURPOSE ALTERNATIVE CREDIT FUND - F LLC
By Magnetar Financial LLC, its investment manager

By:	/s/ Michael Turro
	Name:	Michael Turro
	Title:	Chief Compliance Officer

[Signature Page to Backstop Commitment Letter]

PURPOSE ALTERNATIVE CREDIT FUND-T LLC
By Magnetar Financial LLC, its investment manager

By:	/s/ Michael Turro
	Name:	Michael Turro
	Title:	Chief Compliance Officer

[Signature Page to Backstop Commitment Letter]

AY2 CAPITAL LLC
By: Never Summer Holdings LLC, its Manager

By:	/s/ Harrison Wreschner
	Name:	Harrison Wreschner
	Title:	Managing Member

[Signature Page to Backstop Commitment Letter]

Schedule 1
Backstop Commitments

Backstop Party	Applicable Percentage Represents Applicable Percentage of Backstop Party on the Record Date.	Notes Commitment Percentage Represents Backstop Party’s pro rata share (i.e., relative to the other Backstop Parties) of total commitments hereunder by all Backstop Parties in connection with the Notes Offering.
Magnetar Structured Credit Fund, LP	2.59%	27.69%

Magnetar Longhorn Fund LP	0.40%	4.32%

Magnetar Lake Credit Fund LLC	2.79%	29.78%

Purpose Alternative Credit Fund – F LLC	2.61%	27.89%

Purpose Alternative Credit Fund – T LLC	0.87%	9.32%

AY2 Capital LLC	0.59%	1%[1]

Total:	9.86%(1)	100%

(1)	Based on 10,768,713 shares of Common Stock outstanding (on a Fully Diluted Basis (and excluding, for the avoidance of doubt, the Waterfall warrants)) as of the Record Date and assuming full (cash) exercise of the Warrants held by the entities listed above on such date.

[1]	AY2 Capital LLC has elected to participate in less than its Applicable Percentage and has no obligation to fund more than the stated percentage in this column.

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